The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Form of PROSPECTUS SUPPLEMENT

(To Prospectus dated [ ])

PIMCO Income Opportunity Fund
Up to $[ ] Common Shares

PIMCO Income Opportunity Fund (the "Fund") has entered into a sales agreement (the "Sales Agreement") with [ ] ("[ ]") relating to its common shares of beneficial interest, par value $0.00001 per share ("Common Shares") offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell up to $[ ] of its Common Shares, from time to time through [ ] as its agent for the offer and sales of the Common Shares. Under the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund may not sell any Common Shares at a price below the current net asset value of such common shares, exclusive of any distributing commission or discount. The Fund's investment objectives are to seek current income as a primary focus and also capital appreciation.

The Fund's outstanding Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "PKO," as will be the Common Shares offered in this Prospectus Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the Common Shares on [ ] was $[ ] per Common Share. The net asset value of the Common Shares at the close of business on [ ] was $[ ] per Common Share.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be "at the market" as defined in Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.

[ ] will be entitled to compensation of up to [ ]% of the gross proceeds with respect to sales of the Common Shares actually effected by [ ] under the Sales Agreement. In connection with the sale of the Common Shares on our behalf, [ ] may be deemed to be an "underwriter" within the meaning of the 1933 Act and the compensation of [ ] may be deemed to be underwriting commissions or discounts.

[ ] is not required to sell any specific number or dollar amount of Common Shares, but will use its commercially reasonable efforts to sell the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. There is no arrangement for Common Shares to be received in an escrow, trust or similar arrangement.

You should review the information set forth under  "Prospectus Supplement Summary - Risks" on page [ ] of this Prospectus Supplement and "Principal Risks of the Fund" on page [ ] of the accompanying Prospectus before investing in the Common Shares.

Neither the U.S. Securities and Exchange Commission ("SEC") nor the U.S. Commodity Futures Trading Commission ("CFTC") have approved or disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated [ ]

[ ] | SUPPLEMENT	S-1

You should read this Prospectus Supplement and the accompanying Prospectus before deciding whether to invest in the Common Shares and retain them for future reference. The Prospectus Supplement and the accompanying Prospectus contain important information about the Fund. Material that has been incorporated by reference and other information about us can be obtained from us by calling toll free (844) 33-PIMCO (844-337-4626) or by writing to the Fund at c/o Pacific Investment Management Company LLC, 1633 Broadway, New York, New York 10019. The Fund's Statement of Additional Information and most recent annual and semiannual reports are available, free of charge, on the Fund's website (http://www.pimco.com). You can obtain the same information, free of charge, from the SEC's website (http://www.sec.gov).

Prospectus Supplement

About this Prospectus Supplement	[ ]
Cautionary Notice Regarding Forward-Looking Statements	[ ]
Prospectus Supplement Summary	[ ]
Summary of Fund Expenses	[ ]
Use of Proceeds	[ ]
Capitalization	[ ]
Market and Net Asset Value Information	[ ]
Plan of Distribution	[ ]
Legal Matters	[ ]
Additional Information	[ ]

Prospectus

Prospectus Summary	[ ]
Summary of Fund Expenses	[ ]
Financial Highlights	[ ]
Use of Proceeds	[ ]
The Fund	[ ]
Investment Objective and Policies	[ ]
Portfolio Contents	[ ]
Use of Leverage	[ ]
Principal Risks of the Fund	[ ]
How the Fund Manages Risk	[ ]
Management of the Fund	[ ]
Net Asset Value	[ ]
Distributions	[ ]
Dividend Reinvestment Plan	[ ]
Description of Capital Structure	[ ]
Plan of Distribution	[ ]
Market and Net Asset Value Information	[ ]
Anti-Takeover Provisions in the Declaration of Trust	[ ]
Repurchase of Common Shares; Conversion to Open-End Fund	[ ]
Tax Matters	[ ]
Custodian and Transfer Agent	[ ]
Independent Registered Public Accounting Firm	[ ]
Legal Matters	[ ]
Table of Contents for Statement of Additional Information	[ ]
Appendix A–Description of Securities Ratings	[ ]

S-2	SUPPLEMENT | PIMCO Income Opportunity Fund

About this Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and [ ] has not, authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund or [ ] has authorized or verified it. The Fund is not, and [ ] is not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund's business, financial condition, results of operations and prospects may have changed since that date.

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Common Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Common Shares.

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the Fund's Statement of Additional Information, including documents incorporated by reference, contain "forward-looking statements." Forward-looking statements can be identified by the words "may," "will," "intend," "expect," "estimate," "continue," "plan," "anticipate," and similar terms and the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund's actual results are the performance of the portfolio of securities held by the Fund, the conditions in the U.S. and international financial and other markets, the price at which the Fund's Common Shares will trade in the public markets and other factors discussed in the Fund's periodic filings with the SEC.

Although the Fund believes that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those expressed or implied in our forward-looking statements. The Fund's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the "Principal Risks of the Fund" section of the accompanying Prospectus. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for the Fund's ongoing obligations under the federal securities laws, the Fund does not intend, and the Fund undertakes no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the Fund's Statement of Additional Information are excluded from the safe harbor protection provided by section 27A of the 1933 Act.

Currently known risk factors that could cause actual results to differ materially from the Fund's expectations include, but are not limited to, the factors described in the "Principal Risks of the Fund" section of the accompanying Prospectus. The Fund urges you to review carefully those sections for a more detailed discussion of the risks of an investment in our securities.

Prospectus Supplement Summary

This is only a summary. This summary may not contain all of the information that you should consider before investing in the Fund's common shares of beneficial interest (the "Common Shares"). You should review the more detailed information contained in this Prospectus Supplement and in the accompanying Prospectus and in the Statement of Additional Information, especially the information set forth under the heading "Principal Risks of the Fund" beginning on page [ ] of the accompanying Prospectus.

The Fund

PIMCO Income Opportunity Fund (the "Fund") is a diversified, closed-end management investment company that commenced operations on November 30, 2007, following the initial public offering of its Common Shares.

The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "PKO." As of [ ] the net assets of the Fund attributable to Common Shares were $[ ] and the Fund had outstanding [ ] Common Shares. The last reported sale price of the Common Shares on [ ] was $[ ] per Common Share. The net asset value of the Common Shares at the close of business on [ ] was $[ ] per Common Share. See "Description of Capital Structure" in the accompanying Prospectus.

Investment Objectives

The Fund seeks current income as a primary focus and also capital appreciation.

[ ] | SUPPLEMENT	S-3

Investment Strategy

The Fund seeks to achieve its investment objectives by utilizing a dynamic asset allocation strategy that focuses on duration management, credit quality analysis, risk management techniques and broad diversification among issuers, industries and sectors. The Fund has flexibility to build a global portfolio of corporate debt, government and sovereign debt, mortgage-backed and other asset-backed securities, bank loans and related instruments, convertible securities and other income-producing securities of U.S. and foreign issuers, including emerging market issuers. On behalf of the Fund, Pacific Investment Management Company LLC, the Fund's investment manager ("PIMCO" or the "Investment Manager"), employs an active approach to allocation among multiple fixed-income sectors based on, among other things, market conditions, valuation assessments and economic outlook, credit market trends and other economic factors. The Fund focuses on seeking the best income generating investment ideas across multiple fixed-income sectors, with an emphasis on seeking opportunities in developed and emerging global credit markets. The types of securities and instruments in which the Fund may invest are summarized under "Portfolio Contents" in the accompanying Prospectus.

Risks

Investment in the Fund's Common Shares involves substantial risks arising from, among other strategies, the Fund's ability to invest in debt instruments that are, at the time of purchase, rated below investment grade (below Baa3 by Moody's Investors Service, Inc. or below BBB- by either S&P Global Ratings, a division of The McGraw-Hill Company, Inc. or Fitch, Inc.) or unrated but determined by PIMCO (as defined below) to be of comparable quality, the Fund's exposure to foreign and emerging markets securities and currencies and to mortgage-related and other asset-backed securities, and the Fund's use of leverage. Debt securities of below investment grade quality are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and to repay principal, and are commonly referred to as "high yield" securities or "junk bonds." The Fund's exposure to foreign securities and currencies, and particularly to emerging markets securities and currencies, involves special risks, including foreign currency risk and the risk that the securities may decline in response to unfavorable political and legal developments, unreliable or untimely information or economic and financial instability. Mortgage-related and other asset-backed securities are subject to extension and prepayment risk and often have complicated structures that make them difficult to value. Because of the risks associated with investing in high yield securities, foreign and emerging market securities (and related exposure to foreign currencies) and mortgage-related and other asset-backed securities, and using leverage, an investment in the Fund should be considered speculative. Before investing in the Common Shares, you should read the discussion of the principal risks of investing in the Fund in "Principal Risks of the Fund" in the accompanying Prospectus. Certain of these risks are summarized in "Prospectus Summary—Principal Risks of the Fund" in the accompanying Prospectus. The Fund cannot assure you that it will achieve its investment objectives, and you could lose all of your investment in the Fund.

Investment Manager

PIMCO serves as the investment manager of the Fund. Subject to the supervision of the Board of Trustees of the Fund, PIMCO is responsible for managing the investment activities of the Fund and the Fund's business affairs and other administrative matters. The Investment Manager receives an annual fee from the Fund, payable monthly, in an amount equal to 1.055% of the Fund's average daily total managed assets. Total managed assets includes total assets of the Fund (including assets attributable to any reverse repurchase agreements, borrowings and preferred shares that may be outstanding) minus accrued liabilities (other than liabilities representing reverse repurchase agreements and borrowings).

PIMCO is located at 650 Newport Center Drive, Newport Beach, CA, 92660. Organized in 1971, PIMCO provides investment management and advisory services to private accounts of institutional and individual clients and to registered investment companies. PIMCO is a majority-owned indirect subsidiary of Allianz SE, a publicly traded European insurance and financial services company. As of [ ], PIMCO had approximately $[ ] trillion in assets under management.

The Offering

The Fund and the Investment Manager have entered into the Sales Agreement with [ ] relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sales Agreement, the Fund may offer and sell up to $[ ] Common Shares, through [ ] as its agent for the offer and sale of the Common Shares.

Prior to this offering, the Fund had sold an aggregate of [ ] Common Shares pursuant to a prior sales agreement with [ ], representing net proceeds to the Fund of $[ ] after payment of commissions.

The Fund's outstanding Common Shares are listed on the NYSE under the symbol "PKO," as will be the Common Shares offered in this Prospectus Supplement and the accompanying Prospectus, subject to notice of issuance. The last reported sale price for the Common Shares on [ ] was $[ ] per share.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be "at the market" as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution" in this Prospectus Supplement. The Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of a

S-4	SUPPLEMENT | PIMCO Income Opportunity Fund

prospectus and a prospectus supplement describing the method and terms of the offering of the Fund's securities. Under the 1940 Act, the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.

Use of Proceeds

The net proceeds of this offering will be invested in accordance with the Fund's investment objectives and policies as set forth in the accompanying Prospectus. It is presently anticipated that the Fund will be able to invest substantially all of the net proceeds of this offering in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund's investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses or for temporary defensive purposes. See "Use of Proceeds" in this Prospectus Supplement.

Summary of Fund Expenses

The following table is intended to assist investors in understanding the fees and expenses (annualized) that an investor in Common Shares of the Fund would bear, directly or indirectly, as a result of an offering. The table reflects the use of leverage attributable to the Fund's use of reverse repurchase agreements in an amount equal to [ ]% of the Fund's total managed assets (including assets attributable to such leverage), which reflects approximately the percentage of the Fund's total managed assets attributable to such leverage as of [ ], and shows Fund expenses as a percentage of net assets attributable to Common Shares. The percentage above does not reflect the Fund's use of other forms of economic leverage, such as credit default swaps or other derivative instruments. The table and example below are based on the Fund's capital structure as of [ ]. The extent of the Fund's assets attributable to leverage following an offering, and the Fund's associated expenses, are likely to vary (perhaps significantly) from these assumptions.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	[ ](1)
Offering Expenses Borne by holders of Common Shares (as a percentage of offering price)	[ ]
Dividend Reinvestment Plan Fees	[ ](2)

1 Represents the maximum commission with respect to the Common Shares being sold in this offering that the Fund may pay to [ ] in connection with sales of Common Shares effected by [ ] in this offering. This is the only sales load to be paid in connection with this offering. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth in this table. In addition, the price per share of any such sale may be greater or less than the price set forth in this table, depending on the market price of the Common Shares at the time of any such sale.

2 You will pay brokerage charges if you direct your broker or the plan agent to sell your Common Shares that you acquired pursuant to a dividend reinvestment plan. You may also pay a pro rata share of brokerage commissions incurred in connection with open-market purchases pursuant to the Fund's Dividend Reinvestment Plan. See "Dividend Reinvestment Plan" in the accompanying Prospectus.

Annual Expenses

Percentage of Net Assets Attributable to Common Shares (reflecting leverage attributable to reverse repurchase agreements)
Management Fees(1)	[ ]
Interest Payments on Borrowed Funds(2)	[ ]
Other Expenses(3)	[ ]
Total Annual Expenses	[ ]

1 Management Fees include fees payable to the Investment Manager for advisory services and for supervisory, administrative and other services. The Fund pays for the advisory, supervisory and administrative services it requires under what is essentially an all-in fee structure (the "unified management fee"). Pursuant to an investment management agreement, PIMCO is paid a Management Fee of 1.055% based on the Fund's average daily net assets (including daily net assets attributable to any Preferred Shares of the Fund that may be outstanding and reverse repurchase agreements). The Fund (and not PIMCO) will be responsible for certain fees and expenses, which are reflected in the table above, that are not covered by the unified management fee under the investment management agreement. Please see "Management of the Fund–Investment Management Agreement" in the accompanying Prospectus for an explanation of the unified management fee.

2 Reflects the Fund's use of leverage in the form of reverse repurchase agreements as of [ ], which represented [ ]% of the Fund's total managed assets (including the assets attributable to reverse repurchase agreements) as of that date, at an estimated annual interest rate cost to the Fund of [ ]% (based on current market conditions). See "Leverage—Effects of Leverage" in the accompanying Prospectus. The actual amount of borrowing expenses borne by the Fund will vary over time in accordance with the level of the Fund's use of reverse repurchase agreements, dollar rolls and/or borrowings and variations in market interest rates. Borrowing expense is required to be treated as an expense of the Fund for accounting purposes. Any associated income or gains (or losses) realized from leverage obtained through such instruments is not reflected in the Annual Expenses table above, but would be reflected in the Fund's performance results.

3 Other expenses are estimated for the Fund's current fiscal year ending [ ].

[ ] | SUPPLEMENT	S-5

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares of the Fund (including an assumed total sales load or commission of [ ]% and the other estimated costs of this offering to be borne by holders of Common Shares of [ ]%), assuming (1) that the Fund's net assets do not increase or decrease, (2) that the Fund incurs total annual expenses of [ ]% of net assets attributable to Common Shares in years 1 through 10 (assuming assets attributable to reverse repurchase agreements representing [ ]% of the Fund's total managed assets) and (3) a 5% annual return(1):

	1 Year	3 Years	5 Years	10 Years
Total Expenses Incurred	$[ ]	$[ ]	$[ ]	$[ ]

1 The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the estimated Interest Payments on Borrowed Funds, Dividend Cost on Preferred Shares and Other Expenses set forth in the Annual Expenses table are accurate, that the rate listed under Total Annual Expenses remains the same each year and that all dividends and distributions are reinvested at net asset value. Actual expenses may be greater or less than those assumed. Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

Use of Proceeds

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be "at the market" as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of the Common Shares at the time of any such sale. As a result, the actual net proceeds the Fund receives may be more or less than the amount of net proceeds estimated in this Prospectus Supplement.

The net proceeds of this offering will be invested in accordance with the Fund's investment objectives and policies as set forth in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds in accordance with its investment objectives and policies within approximately 30 days of receipt by the Fund, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund's investment objectives and policies, and except to the extent proceeds are held in cash to pay dividends or expenses or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of this offering will be invested in high grade, short-term securities, credit-linked trust certificates, and/or high yield securities, index futures contracts or similar derivative instruments designed to give the Fund exposure to the securities and markets in which it intends to invest while PIMCO selects specific investments.

Capitalization

[To be updated by subsequent amendment]

Market and Net Asset Value Information

The following table sets forth, for each of the periods indicated, the high and low closing market prices of the Fund's Common Shares on the NYSE, the high and low Net Asset Value ("NAV") per Common Share and the high and low premium/discount to NAV per Common Share. See "Net Asset Value" in the accompanying Prospectus for information as to how the Fund's NAV is determined.

[To be updated by subsequent amendment]

	Common share market price(1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended September 30, 2019	$27.92	$25.87	$24.94	$23.87	12.85%	8.29%
Quarter ended June 30, 2019	$27.11	$26.31	$24.83	$24.34	9.91%	7.52%
Quarter ended March 31, 2019	$26.67	$25.39	$24.41	$23.69	9.66%	5.92%
Quarter ended December 31, 2018	$27.50	$23.27	$25.08	$23.57	9.66%	(1.40)%
Quarter ended September 30, 2018	$27.79	$27.15	$25.20	$24.84	10.81%	8.67%
Quarter ended June 30, 2018	$27.82	$26.32	$25.49	$25.04	9.92%	4.03%
Quarter ended March 31, 2018	$26.61	$24.75	$25.60	$25.14	4.21%	(2.63)%
Quarter ended December 31, 2017	$26.78	$25.24	$25.93	$25.45	4.12%	(1.44)%
Quarter ended September 30, 2017	$27.21	$25.16	$25.69	$25.01	8.16%	0.04%
Quarter ended June 30, 2017	$26.93	$25.02	$25.17	$24.10	7.42%	3.65%

S-6	SUPPLEMENT | PIMCO Income Opportunity Fund

	Common share market price(1)		Common share net asset value		Premium (discount) as a % of net asset value
Quarter	High	Low	High	Low	High	Low
Quarter ended March 31, 2017	$25.15	$23.16	$24.20	$23.30	4.47%	(0.60)%

1 Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The Fund's NAV per Common Share at the close of business on [ ] was $[ ] and the last reported sale price of a Common Share on the NYSE on that day was $[ ], representing a [ ]% premium to such NAV. As of [ ], the net assets of the Fund attributable to Common Shares were $[ ] and the Fund had outstanding [ ] Common Shares.

Plan of Distribution

[To be updated by subsequent amendment]

Legal Matters

Certain legal matters will be passed on for the Fund by [ ], [ ].

Additional Information

This Prospectus Supplement and the accompanying Prospectus constitute part of a Registration Statement filed by the Fund with the SEC under the 1933 Act and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omit certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC's website (http://www.sec.gov).

[ ] | SUPPLEMENT	S-7